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                                                                    Exhibit 23.1

                        [Arthur Andersen LLP Letterhead]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated March 15, 1996 (and to all references to our Firm) included in or made a part of this registration statement.


/s/  Arthur Andersen LLP


Seattle, Washington,
October 22, 1996